Exhibit 99.1

Scientific Games Announces James Sottile as New Executive Vice President and
Chief Legal Officer

LAS VEGAS – September 4, 2018 - Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that James Sottile will join the company as Executive Vice President (EVP) and Chief Legal Officer for the Company, effective September 4th. Sottile will oversee Scientific Games’ global legal organization and report to Scientific Games President and CEO Barry Cottle.

Barry Cottle said, “Jim brings more than 30 years of experience working across multiple industries. He is an accomplished legal strategist and litigator, as well as an experienced leader. I look forward to working with him, as he guides our world-class legal organization to support our strategic objectives and positively impact our business results. He is a terrific addition to our executive team. David Smail will be staying on in an advisory role through the end of the year.”

Sottile joins Scientific Games from Jones Day, where he was a partner in its New York office. He has extensive experience successfully litigating complex commercial matters, negotiating positive solutions with regulators and developing legal strategies to solve critical business issues. Sottile has been named a notable practitioner by Chambers USA: America’s Leading Business Lawyers since 2005 and has been recognized in The Best Lawyers in America since 2011.

“I am excited by the opportunity to lead Scientific Games’ global legal organization and work with Barry and his leadership team to ensure the Company continues its global leadership in Gaming and Lottery and is successful in its efforts to drive innovation and benefit all key stakeholders. My passion is leading winning teams, and I am thrilled to lead and advance the success of Scientific Games’ great legal team,” said James Sottile.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a world leader in gaming entertainment offering the industry's broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. The company is #1 in technology-based gaming systems, digital real-money gaming and sports betting platforms, casino table games and utility products and lottery instant games, and a leading provider of games, systems and services for casino, lottery and social gaming. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com

Company Contacts

Corporate Communications:
Susan Cartwright  +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations:
Michael Quartieri  +1 702-532-7658
Executive Vice President and Chief Financial Officer

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "will," "may," and "should." These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including those factors described in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2018 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.